UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
July 30, 2025
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5505 Waterford District Drive, Miami, Florida 33126
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 30, 2025, Fred Rothman, the Chief Operating Officer of Lennar Corporation (the “Company”), notified the Company of his decision to retire effective September 2, 2025. Mr. Rothman joined the Company in 2006 and has served as the Company’s Chief Operating Officer since January 2019.
Additionally, on August 1, 2025, Mark Sustana, the Vice President, General Counsel and Secretary of the Company, notified the Company of his decision to retire effective September 2, 2025. Mr. Sustana has served as Vice President since April 2018 and as the Company’s Secretary and General Counsel since March 2005.
In connection with Mr. Sustana’s retirement, on August 1, 2025, the Company and Mr. Sustana entered into a Consulting Agreement (the “Consulting Agreement”). The Consulting Agreement shall be for an initial two year term beginning on September 3, 2025 (the “Term”). The Term may be extended by mutual agreement of the parties (the “Additional Term”). Pursuant to the Consulting Agreement, Mr. Sustana will provide advice and counsel from time to time as an independent contractor with respect to the business and legal affairs of the Company for which he was responsible during his tenure with the Company. In exchange for these services, the Company will pay Mr. Sustana a consulting fee at the rate of $110,000 per month during the Term and $50,000 per month during any Additional Term. The Consulting Agreement contains customary provisions relating to non-competition, treatment of confidential information and indemnification.
The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference in its entirety into this Item 5.02.
Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing Mr. Rothman’s and Mr. Sustana’s retirement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.
Item 8.01. Other Events.
In connection with the matters described in Item 5.02 herein, Katherine Lee Martin will assume the position of the Company’s Chief Legal Officer and Corporate Secretary, effective September 2, 2025.
Ms. Martin most recently served as Executive Vice President, General Counsel, and Corporate Secretary for Hertz Global Holdings, Inc. (“Hertz”) after joining Hertz in May 2023. Previously, she held various leadership positions at X Corp. and Twitter, where she oversaw the company’s global portfolio of highly complex litigation, regulatory and competition matters. Before joining Twitter, Ms. Martin spent more than a decade as an Assistant U.S. Attorney at the U.S. Department of Justice.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed or furnished, as specified in Item 5.02 and Item 7.01 above, respectively, as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

10.1	Consulting Agreement, effective as of September 3, 2025, between the Company and Mark Sustana.
99.1	Press Release issued by Lennar Corporation on August 4, 2025.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President and Chief Financial Officer